UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

PROLOGIS

(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14100 E. 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 375-9292

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 15, 2005, ProLogis and certain of its officers entered into Executive Protection Agreements. To the extent that ProLogis and such of its officers previously entered into an Executive Protection Agreement, these Executive Protection Agreements replaced such previously executed Executive Protection Agreements. The Executive Protection Agreements that have been executed with the officers of ProLogis are separated into three categories: Tier 1, Tier 2 and Tier 3. The form of the Tier 1, Tier 2 and Tier 3 Executive Protection Agreements have been filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Form 8-K and are hereby incorporated herein by reference.

     The Tier 1 Executive Protection Agreements were entered into with each of Jeffrey H. Schwartz, Chief Executive Officer, and Walter C. Rakowich, President, Chief Operating Officer and Chief Financial Officer.

     The Tier 2 Executive Protection Agreements were entered into with each of Robert J. Watson, President of North America Operations, John W. Seiple, Jr., President—North America and Chief Executive Officer—North America, Steven K. Meyer, President and Chief Operating Officer—Europe, and Edward S. Nekritz, Managing Director, General Counsel and Secretary.

     The Tier 3 Executive Protection Agreements were entered into with each of M. Gordon Keiser, Jr., Senior Vice President and Treasurer, Paul C. Congleton, Managing Director, Masato Miki, Managing Director, Miki Yamada, Managing Director, and Ming Z. Mei, Senior Vice President.

     The agreements provide that if within 24 months after a change in control occurs a covered officer is terminated without cause or resigns due to a material change in duties or the company’s failure to provide compensation or benefits in accordance with the agreement, then that officer is entitled to a lump-sum payment. Depending on the seniority of the officer, the payment ranges from base salary and target bonus to three times (in the case of Tier 1 executives), two times (in the case of Tier 2 executives) or one time (in the case of Tier 3 executives) that amount plus prorated amounts for the year of termination. The officers would also be entitled to receive medical and dental insurance for up to 36 months following termination depending upon the officer’s level of responsibility with the company and certain other benefits. A “change in control” is defined as the happening of any of the following:

•	The consummation of a transaction, approved by the shareholders of ProLogis, to merge ProLogis into or consolidate ProLogis with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control is not deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of ProLogis, the surviving corporation or corporation directly or indirectly controlling ProLogis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of ProLogis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of ProLogis may be a new holder of such beneficial ownership.

•	The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing 50% or more of the combined voting power of ProLogis is acquired, other than from ProLogis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of ProLogis).

•	At any time during any period of two consecutive years, individuals who at the beginning of such period were members of the board of trustees of ProLogis cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by ProLogis’s shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On March 15, 2005, the Board of Trustees of ProLogis adopted the Amended and Restated Bylaws of ProLogis. The Amended and Restated Bylaws are filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired

   None.

     (b) Pro Forma Financial Statements

   None

     (c) Exhibits

Exhibit 3.1	Amended and Restated Bylaws, dated as March 15, 2005.

Exhibit 10.1	Form of Executive Protection Agreements entered into between ProLogis and Jeffrey H. Schwartz and Walter C. Rakowich.

Exhibit 10.2	Form of Executive Protection Agreements entered into between ProLogis and Robert J. Watson, John W. Seiple, Jr., Steven K. Meyer and Edward S. Nekritz.

Exhibit 10.3	Form of Executive Protection Agreements entered into between ProLogis and M. Gordon Keiser, Jr., Paul C. Congleton, Masato Miki, Miki Yamada and Ming Z. Mei.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: March 21, 2005	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws, dated as March 15, 2005.

Exhibit 10.1	Form of Executive Protection Agreements entered into between ProLogis and Jeffrey H. Schwartz and Walter C. Rakowich.

Exhibit 10.2	Form of Executive Protection Agreements entered into between ProLogis and Robert J. Watson, John W. Seiple, Jr., Steven K. Meyer and Edward S. Nekritz.

Exhibit 10.3	Form of Executive Protection Agreements entered into between ProLogis and M. Gordon Keiser, Jr., Paul C. Congleton, Masato Miki, Miki Yamada and Ming Z. Mei.